Exhibit 16(12)(a)

437 Madison Avenue 29th Floor New York, NY 10022 212-867-9500 Fax 212-599-1759 1105 Market Street, 15th Floor Wilmington, DE 19801-1201 302-504-7800 Fax 302-504-7820	123 South Broad Street Avenue of the Arts Philadelphia, PA 19109 215-772-1500 Fax 215-772-7620

LibertyView

457 Haddonfield Road, Suite 600

Cherry Hill, NJ 08002-2220

856-488-7700

Fax 856-488-7720

Cornerstone Commerce Center

1201 New Road, Suite 100

Linwood, NJ 08221

609-601-3010

Fax 609-601-3011

1235 Westlakes Drive, Suite 200

Berwyn, PA 19312-2401

610-889-2210

Fax 610-889-2220

October    , 2014

New Alternatives Fund

150 Broadhollow Road

Suite PH2

Melville, NY 11747

New Alternatives Fund, Inc.

150 Broadhollow Road

Suite PH2

Melville, NY 11747

Re:    Tax Opinion

Ladies and Gentlemen:

We have acted as counsel in connection with the Agreement and Plan of Reorganization (the “Agreement”) dated June 27, 2014 by and between New Alternatives Fund, a Delaware statutory trust (the “Trust”), on behalf of its sole series of shares also known as New Alternatives Fund (the “Successor Fund”), and New Alternatives Fund, Inc., a New York corporation (the “Company”). The Agreement describes a reorganization (the “Reorganization”) to occur as of the Closing Date (as defined in the Agreement) pursuant to which the Successor Fund will acquire all of the assets of the Company in exchange for Class A Shares of beneficial interest in the Successor Fund (the “Successor Fund Shares”) and the assumption by the Successor Fund of all of the liabilities of the Company, following which the Successor Fund Shares received by the Company will be distributed by the Company to its shareholders in liquidation and termination of the Company. This opinion as to certain U. S. federal income tax consequences of the

Montgomery McCracken Walker & Rhoads LLP

  New Alternatives Fund

  New Alternatives Fund, Inc.

  October    , 2014

Reorganization is furnished to you pursuant to Section 5.3 of the Agreement. Capitalized terms used in this opinion and not defined herein shall have the same meaning as they have in the Agreement.

The Company is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company. The Company issues one series of shares of common stock. Shares of the Company are redeemable at net asset value at each shareholder’s option. The Company has elected to be a regulated investment company for federal income tax purposes under Section 851 of the Internal Revenue Code of 1986, as amended (the “Code”).

The Successor Fund is a new series of the Trust, which is registered under the 1940 Act as an open-end management investment company. It is the first series and as of this date, it is the only series. The Successor Fund will offer two classes of shares, one of which, the Successor Fund Shares, is involved in the Reorganization. Prior to the Closing Date of the Reorganization, except for nominal assets, the Successor Fund will not have any assets, will not have conducted activity other than organizational activity, and will not have any shares issued and outstanding. Successor Fund Shares of the Successor Fund are redeemable at net asset value at each shareholder’s option. The Successor Fund will make an entity classification election to be treated as an association taxable as a corporation under the Code for its taxable year that includes the Reorganization, and will elect to be a regulated investment company for federal income tax purposes under Section 851 of the Code.

For the purposes of this opinion, we have considered the Agreement, the prospectus/proxy statement of the Trust dated September    , 2014, and such other items as we have deemed necessary to render this opinion. In addition, each of the Company and the Trust, on behalf of the Successor Fund, has provided us with a letter dated as of the date hereof (together, the “Representation Letters”) representing certain facts, occurrences and information upon which each of the Company and the Trust, on behalf of the Successor Fund, has indicated that we may rely in rendering this opinion (whether or not contained or reflected in the documents and other items referred to above).

In reviewing the foregoing materials, we have assumed, with your permission, the authenticity of original documents, the accuracy of copies, the genuineness of signatures, the legal capacity of signatories and the proper execution of documents. We have further assumed that (i) all of the parties to the Agreement and all other documents examined by us have acted and will act in accordance with the terms of such Agreement and documents, and that the Reorganization will be consummated pursuant to the terms and conditions set forth in the Agreement without waiver or modification of any such terms and conditions; and (ii) all representations contained in the Agreement, as well as those representations contained in the Representation Letters, are true and complete in all respects.

Montgomery McCracken Walker & Rhoads LLP

  New Alternatives Fund

  New Alternatives Fund, Inc.

  October    , 2014

Based on and subject to the foregoing and subject to the final paragraph hereof, we are of the opinion that with respect to the Reorganization, for U. S. federal income tax purposes:

(i)        The transfer of the assets by the Company and the assumption by the Successor Fund of the liabilities of the Company in exchange for Successor Fund Shares and the distribution of the Successor Fund Shares to the shareholders of the Company as provided in the Agreement will constitute a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code and with respect to such “reorganization,” the Company and the Successor Fund will each be a “party to a reorganization” within the meaning of Section 368(b) of the Code.

(ii)        In accordance with Sections 361(a), 361(c)(1) and 357(a) of the Code, no gain or loss will be recognized by the Company upon

(a) the transfer of its assets to the Successor Fund in exchange for the Successor Fund Shares and the assumption by the Successor Fund of all liabilities of the Company; or

(b) the distribution of the Successor Fund Shares by the Company to its shareholders in liquidation.

(iii)        In accordance with Section 1032(a) of the Code, no gain or loss will be recognized by the Successor Fund upon receipt of the assets of the Company in exchange for the Successor Fund Shares and the assumption by the Successor Fund of all liabilities of the Company.

(iv)        In accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized by the shareholders of the Company upon the exchange of their shares of the Company for the Successor Fund Shares.

(v)        In accordance with Section 358(a)(1) of the Code, the aggregate tax basis of the Successor Fund Shares the Company shareholders receives in the Reorganization will be the same as the aggregate tax basis of the Company shares exchanged therefor.

(vi)        In accordance with Section 362(a) of the Code, the tax basis in the hands of the Successor Fund of the assets of the Company transferred to the Successor Fund in the Reorganization will be the same as the tax basis of such assets in the hands of the Company immediately prior to the transfer.

(vii)        In accordance with Section 1223(2) of the Code, the holding period of the assets of the Company in the hands of the Successor Fund will include the period during which such assets were held by the Company.

(viii)        In accordance with Section 1223(1) of the Code, the holding period for the Successor Fund Shares each of the Company shareholders receives in the Reorganization will

Montgomery McCracken Walker & Rhoads LLP

  New Alternatives Fund

  New Alternatives Fund, Inc.

  October    , 2014

include the period for which the shareholder held the Company shares exchanged therefor, provided that the shareholder held such Company shares as capital assets on the date of the exchange.

(ix)        The Successor Fund will succeed to and take into account the items of the Company described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code, and the regulations thereunder. Under Section 381 of the Code, its taxable year will not end on the Closing Date and the part of the taxable year before the Reorganization and the part of the taxable year after the Reorganization will constitute a single taxable year. Under Revenue Ruling 73-526, 1973-2 C.B. 404, the Successor Fund will assume the Company’s taxpayer identification number.

Our opinion is based on the Code, Treasury Regulations, Internal Service rulings, judicial decisions, and other applicable authority, all as in effect on the date of this opinion. No ruling has been or will be obtained from the Internal Revenue Service as to the subject matter of this opinion and there can be no assurance that the Internal Revenue Service or court of law will concur with the opinion set forth above. The legal authorities on which this opinion is based may be changed at any time. Any such changes may be retroactively applied and could modify the opinions expressed above.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form N-14 of the Trust.

Very truly yours,

MONTGOMERY MCCRACKEN WALKER &

RHOADS, LLP

NEW ALTERNATIVES FUND, INC.

150 Broadhollow Road

Suite PH2

Melville, NY 11747

October    , 2014

Montgomery McCracken Walker & Rhoads, LLP

123 South Broad Street

Avenue of the Arts

Philadelphia, PA 19109

Re:

Agreement and Plan of Reorganization between New Alternatives Fund, a Delaware statutory trust (the “Trust”) on behalf of its sole series of shares, also known as New Alternatives Fund (the “Successor Fund”), and New Alternatives Fund, Inc., a New York corporation (the “Company”).

Ladies and Gentlemen:

Reference is hereby made to the Agreement and Plan of Reorganization (the “Agreement”) dated June 27, 2014 by and between the Trust on behalf of its sole series of shares, the Successor Fund, and the Company. The Agreement describes a reorganization (the “Reorganization”) to occur as of the Closing Date (as defined in the Agreement) pursuant to which the Successor Fund will acquire all of the assets of the Company in exchange for Class A Shares of beneficial interest in the Successor Fund (the “Successor Fund Shares”) and the assumption by the Successor Fund of all of the liabilities of the Company, following which the Successor Fund Shares received by the Company will be distributed by the Company to its shareholders in liquidation and termination of the Company. All capitalized terms used herein without definition shall have the meaning set forth in the Agreement unless otherwise specified, and all reference sections herein are to the Internal Revenue Code of 1986, as amended (the “Code”).

The Company submits this certificate to be relied upon by Montgomery McCracken Walker & Rhoads, LLP, in connection with its rendering of an opinion with respect to certain of the U. S. federal income tax consequences of the Reorganization. The Company hereby certifies that each of the following facts and representations is true, correct and complete on the date hereof and will be true, correct and complete on the Closing Date of the Reorganization.

The Company acknowledges that the tax opinion of Montgomery McCracken Walker & Rhoads, LLP, is not to be relied upon if any of the facts and representations contained in this letter should prove to be inaccurate or incomplete in any material respect.

1.         The Company has qualified as a “regulated investment company” under Part 1 of Subchapter M of Subtitle A, Chapter 1, of the Code for each taxable year of its existence and intends to so qualify for its current taxable year.

Montgomery McCracken Walker & Rhoads, LLP

October    , 2014

2.        The shareholders of the Company will receive solely Successor Fund Shares of the Successor Fund in the Reorganization.

3.        The fair market value of the Successor Fund Shares received by the Company shareholders in the Reorganization will be approximately equal to the fair market value of the Company shares surrendered by such shareholder in the exchange.

4.        Immediately following the Reorganization, the shareholders of the Company will own all of the outstanding Successor Fund Shares of the Successor Fund and will own such shares solely by reason of their ownership of Company shares immediately prior to the transaction. The Company will immediately distribute to the shareholders all Successor Fund Shares received in exchange for its assets.

5.        Immediately following the Reorganization, the shareholders of the Company will hold shares of beneficial interest in the Successor Fund in the same percentages in which such shareholders previously held of shares of common stock in the Company.

6.        Immediately following the Reorganization, the Successor Fund will possess the same assets and liabilities, except for assets used to pay expenses incurred in connection with the Reorganization, as those possessed by the Company immediately prior to such Reorganization. The assets used to pay expenses, and all redemptions and distributions (except for regular normal dividends and redemptions made in the ordinary course of the Company’s business as an open-end investment company pursuant to Section 22(e) of the Investment Company Act of 1940 (the “1940 Act”)) made by the Company immediately preceding the Reorganization will, in the aggregate, be less than 1% of the fair market value of the net assets of the Company immediately prior to the Reorganization. There will be no dissenting shareholders.

7.        At the time of the Reorganization, the Company will have no outstanding warrants, options, convertible securities or any other type of right pursuant to which any person could acquire shares in such Company.

8.        All liabilities to which the Company’s assets are subject at the time of the Reorganization and all liabilities of such Company that are properly treated as being assumed by the Successor Fund in the Reorganization (as determined under Code Section 357(d)), were incurred by such Company in the ordinary course of its business and are associated with the assets transferred from the Company to the Successor Fund.

9.        The Successor Fund does not own, directly or indirectly, nor has it owned at any time during the past five years, directly or indirectly, any shares of the Company.

10.      The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Code Section 368(a)(3)(A).

11.      None of the compensation to be paid by the Company or its affiliates (including the corresponding Successor Fund after the date of the Reorganization) to any shareholder-employee of the Company is intended by the Company as separate consideration for, or allocable to, any of

Montgomery McCracken Walker & Rhoads, LLP

October    , 2014

his or her Company shares and none of the Successor Fund Shares received by any such shareholder-employee in the Reorganization will be separate consideration for, or allocable to, any employment agreement or any covenant not to compete, and the compensation paid to any such shareholder-employee of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm’s-length for similar services.

Very truly yours,

NEW ALTERNATIVES FUND, INC.

BY:

Name:	David J. Schoenwald
Title:	Chairperson of the Board of Directors and President

NEW ALTERNATIVES FUND

150 Broadhollow Road

Suite PH2

Melville, NY 11747

October    , 2014

Montgomery McCracken Walker & Rhoads, LLP

123 South Broad Street

Avenue of the Arts

Philadelphia, PA 19109

Re:

Agreement and Plan of Reorganization between New Alternatives Fund, a Delaware statutory trust (the “Trust”) on behalf of its sole series of shares, also known as New Alternatives Fund (the “Successor Fund”), and New Alternatives Fund, Inc., a New York corporation (the “Company”).

Ladies and Gentlemen:

Reference is hereby made to the Agreement and Plan of Reorganization (the “Agreement”) dated June 27, 2014 by and between the Trust on behalf of its sole series of shares, the Successor Fund, and the Company. The Agreement describes a reorganization (the “Reorganization”) to occur as of the Closing Date (as defined in the Agreement) pursuant to which the Successor Fund will acquire all of the assets of the Company in exchange for Class A Shares of beneficial interest in the Successor Fund (the “Successor Fund Shares”) and the assumption by the Successor Fund of all of the liabilities of the Company, following which the Successor Fund Shares received by the Company will be distributed by the Company to its shareholders in liquidation and termination of the Company. All capitalized terms used herein without definition shall have the meaning set forth in the Agreement unless otherwise specified, and all reference sections herein are to the Internal Revenue Code of 1986, as amended (the “Code”).

The Trust submits this certificate to be relied upon by Montgomery McCracken Walker & Rhoads, LLP, in connection with its rendering of an opinion with respect to certain of the U. S. federal income tax consequences of the Reorganization. The Trust hereby certifies that each of the following facts and representations is true, correct and complete on the date hereof and will be true, correct and complete on the Closing Date of the Reorganization.

The Trust acknowledges that the tax opinion of Montgomery McCracken Walker & Rhoads, LLP, is not to be relied upon if any of the facts and representations contained in this letter should prove to be inaccurate or incomplete in any material respect.

1.         The newly created Successor Fund will make an entity classification election to be treated as an association taxable as a corporation under the Code for its taxable year that includes the date of the Reorganization and will elect to be treated and intends to qualify as a “regulated investment company” under Part 1 of Subchapter M of Subtitle A, Chapter 1, of the Code.

Montgomery McCracken Walker & Rhoads, LLP

October    , 2014

2.        The shareholders of the Company will receive solely Successor Fund Shares of the Successor Fund in the Reorganization.

3.        The fair market value of the Successor Fund Shares received by the Company shareholder in the Reorganization will be approximately equal to the fair market value of the Company shares surrendered by such shareholder in the exchange.

4.        The Company will immediately distribute to the shareholders all Successor Fund Shares received in exchange for its assets and immediately following the Reorganization, the shareholders of the Company will own all of the outstanding Successor Fund Shares of the Successor Fund and will own such shares solely by reason of their ownership of Company shares immediately prior to the transaction.

5.        Immediately following the Reorganization, the shareholders of the Company will hold shares of beneficial interest in the Successor Fund in the same percentages in which such shareholders previously held shares of common stock in the Company.

6.        Immediately following the Reorganization, the Successor Fund will possess the same assets and liabilities, except for assets used to pay expenses incurred in connection with the Reorganization, as those held by the Company immediately prior to the Reorganization. The assets used to pay expenses, and all redemptions and distributions (except for regular normal dividends and redemptions made in the ordinary course of the Company’s business as an open-end investment company pursuant to Section 22(e) of the Investment Company Act of 1940 (the “1940 Act”)) made by the Company immediately preceding the Reorganization will, in the aggregate, be less than 1% of the fair market value of the net assets of the Company immediately prior to the Reorganization. There will be no dissenting shareholders.

7.        At all times prior to the acquisition of the Company in the Reorganization:

(a)        The Successor Fund will not have been engaged in any business activity;

(b)        The Successor Fund will not have any federal income tax attributes described in Code Section 381(c); and

(c)        The Successor Fund will not hold more than a nominal amount of assets, if such assets are required for the purposes of paying such Successor Fund’s incidental expenses or required in order to maintain its status as an entity under applicable state law or required to facilitate its organization.

8.        There is not and there has not been any plan or intention by the Successor Fund, any person related to such Successor Fund within the meaning of Treas. Reg. § 1.368-1(e)(4) (a “Successor Fund Affiliate”), or any partnership in which such Successor Fund or a Successor Fund Affiliate is a partner, to acquire or redeem any of the Successor Fund Shares issued in the Reorganization either directly or through any transaction, agreement or arrangement with any other person, other than redemptions that Successor Fund, in the ordinary course of its business as a series of an open-end investment company, makes when its shares are presented to it for redemption pursuant to Section 22(e) of the 1940 Act.

Montgomery McCracken Walker & Rhoads, LLP

October    , 2014

9.        The Successor Fund has no plan or intention to sell or otherwise dispose of any of the assets of the Company acquired in the Reorganization, except for dispositions made in the ordinary course of such Successor Fund’s business or in order to maintain such Successor Fund’s qualification as a regulated investment company under Section 851 of the Code.

10.      Following the Reorganization, the Successor Fund will continue the historic business of the Company or will use a significant portion of such Company’s historic assets in carrying on its business as a series of an open-end investment company.

11.      None of the compensation to be paid by the Successor Fund or its affiliates to any shareholder-employee of the Company is intended by the Successor Fund as separate consideration for, or allocable to, any of his or her Company shares and none of the Successor Fund Shares received by any such shareholder-employee in a Reorganization will be separate consideration for, or allocable to, any employment agreement or any covenant not to compete, and the compensation paid to any such shareholder-employee of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm’s-length for similar services.

12.      The Successor Fund is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

Very truly yours,

NEW ALTERNATIVES FUND

BY:

Name:	David J. Schoenwald
Title:	Chairperson of the Board of Trustees and President